    As filed with the Securities and Exchange Commission on August 2, 1999

                                                      Registration No. 333-22139

================================================================================


                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                          --------------------------

                        Post-Effective Amendment No. 1
                                       To

                                   Form S-8

                            REGISTRATION STATEMENT

                                      of
                    Rochester Gas and Electric Corporation

                                     under



                          THE SECURITIES ACT OF 1933
                          --------------------------

                            RGS ENERGY GROUP, INC.

              (Exact name of Registrant as specified in charter)



              NEW YORK                                16-1558410
             (State or other jurisdiction of          (I.R.S. Employer
             incorporation)                           Identification No.)




                                89 EAST AVENUE
                             ROCHESTER,  NY  14649
                                (716) 546-2700

          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)



                          ---------------------------

                              DAVID C. HEILIGMAN
                                   Secretary
                            RGS ENERGY GROUP, INC.
                                89 East Avenue
                           Rochester, New York 14649
                                (716) 546-2700



                           JOSEPH H. REYNOLDS, ESQ.
                               Nixon Peabody LLP
                         One Thomas Circle, Suite 700
                            Washington, D.C. 20005
                                (202) 457-5300

         (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)



                        -------------------------------



     RGS Energy Group, Inc., as successor issuer of Rochester Gas and Electric Corporation pursuant to an Agreement and Plan of Share Exchange, hereby expressly adopts Registration Statement No. 333-22139 as its own registration statement for all purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934. The shares of common stock to be issued under the 1996 Performance Stock Option Plan shall be shares of RGS Energy Group, Inc. and all other provisions of the Plan shall remain the same.

                                 SIGNATURES


    Pursuant to the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York on the 2nd day of August, 1999.


                              RGS ENERGY GROUP, INC.



                              By   /s/   Thomas S. Richards
                                   -------------------------------------
                                        (Thomas S. Richards)
                                        (Chairman of the Board,
                                         President and Chief
                                         Executive Officer)



                          ---------------------------


    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No.1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


     Signature                     Title                     Date
     ---------                     -----                     ----
Principal Executive Officer
and Director:

/s/  Thomas S.  Richards           Chairman of the Board,    August 2, 1999
----------------------------       President and Chief
    (Thomas S. Richards)           Executive Officer
                                   and Director


Principal Financial Officer:


/s/  J. Burt Stokes                Senior Vice President     August 2, 1999
----------------------------       and Chief Financial
    (J. Burt Stokes )              Officer


Principal Accounting Officer:


/s/  William J. Reddy              Controller                August 2, 1999
----------------------------
    (William J. Reddy)


     Signature                     Title                     Date
     ---------                     -----                     ----
Directors:

/s/  Angelo J. Chiarella           Director                  August 2, 1999
----------------------------
    (Angelo J. Chiarella)

                                   Director                  August   , 1999
----------------------------
    (Allan E. Dugan)


/s/  Mark B. Grier                 Director                  August 2, 1999
----------------------------
    (Mark B . Grier)


/s/  Susan R. Holliday             Director                  August 2, 1999
----------------------------
    (Susan R. Holliday)


/s/  Jay T. Holmes                 Director                  August 2, 1999
----------------------------
    (Jay T. Holmes)


/s/  G. Jean Howard                Director                  August 2, 1999
----------------------------
   (G. Jean  Howard)



/s/  Samuel T. Hubbard, Jr.        Director                  August 2, 1999
----------------------------
    (Samuel T. Hubbard, Jr.)


/s/  Cleve L. Killingsworth        Director                  August 2, 1999
----------------------------
    (Cleve L. Killingsworth)


/s/  Roger W. Kober                Director                  August 2, 1999
----------------------------
    (Roger W. Kober)


/s/  Cornelius J. Murphy           Director                  August 2, 1999
----------------------------
    (Cornelius J. Murphy)

                                   Director                  August  , 1999
----------------------------
    (Charles I. Plosser)


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